Exhibit 10.1

AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION

AND CONTRIBUTION AGREEMENT

This AMENDMENT AND EXHIBIT ACKNOWLEDGEMENT TO MASTER FORMATION AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of November 2, 2006, is entered into by and between, ARIZONA LAND INCOME CORPORATION, an Arizona corporation (together with any successor by merger, “AZL”), and POP VENTURE, LLC, a Delaware limited liability company (“POP”).

A.          The parties hereto have entered into that certain Master Formation and Contribution Agreement, dated as of October 3, 2006 (the “Master Agreement”).

B.          Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Master Agreement.

C.          The Master Agreement provides that POP, POP Affiliates, POP Members or other affiliates shall invest $5,000,000 in cash for Common Units and Surviving Corporation Common Stock at the Adjusted Per Share Value. The Master Agreement also provides that AZL and POP shall use commercially reasonable efforts to agree, within 30 days following the date of the Master Agreement, to the forms of the Management Advisory Agreement, Registration Rights Agreement, Surviving Corporation Articles, Surviving Corporation By-laws, UPREIT Agreement, UPREIT Certificate and Non-Competition Agreement.

D.          The market price of the Class A common stock of AZL on the trading date immediately preceding the date of this Amendment substantially exceeded the Adjusted Per Share Value. The parties desire to amend the terms of the Master Agreement to alter the subscription rights of POP, POP Affiliates, POP Members or other affiliates of POP under the Master Agreement in order to more equitably allocate the benefits of the foregoing between POP, POP Affiliates, POP Members or other affiliates of POP, on the one hand, and the existing shareholders of AZL, on the other hand.

E.          The parties have agreed to the forms of the Management Advisory Agreement, Registration Rights Agreement, Surviving Corporation Articles, Surviving Corporation By-laws, UPREIT Agreement, UPREIT Certificate and Non-Competition Agreement.

F.          The parties hereto desire to amend and modify the Master Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Master Agreement may be referred to as the “Agreement.”

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Amendment to Section 9.1 of the Master Agreement.    Section 9.1 of the Master Agreement is hereby deleted and replaced in its entirety with the following:

“9.1 Subscription.    At the Closing, AZL shall sell to POP, POP Affiliates, POP Members or other affiliates of POP Common Units and Surviving Corporation Common Stock, as elected by POP, for an aggregate purchase price of $5,000,000 and a price per Common Unit or share of Surviving Corporation Common Stock equal to $5.00. The purchase price shall be payable in immediately available funds at Closing.”

2.        Form of Management Advisory Agreement.    The Management Advisory Agreement shall be substantially in the form attached hereto as Exhibit A, with such modifications and amendments as the parties thereto may agree, which agreement shall be conclusively presumed from the execution by such parties of such agreement. All references in the Master Agreement to the term “Management Advisory Agreement” shall be deemed to refer to the Management Advisory Agreement referenced in this Amendment.

3.        Form of Registration Rights Agreement.    The Registration Rights Agreement shall be substantially in the form attached hereto as Exhibit B, with such modifications and amendments as the parties thereto may agree, which agreement shall be conclusively presumed from the execution by such parties of such agreement. All references in the Master Agreement to the term “Registration Rights Agreement” shall be deemed to refer to the Registration Rights Agreement referenced in this Amendment.

4.        Form of Surviving Corporation Articles.    The Surviving Corporation Articles shall be substantially in the form attached hereto as Exhibit C, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “Surviving Corporation Articles” shall be deemed to refer to the Surviving Corporation Articles referenced in this Amendment.

5.        Form of Surviving Corporation By-laws.    The Surviving Corporation By-laws shall be substantially in the form attached hereto as Exhibit D, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “Surviving Corporation By-laws” shall be deemed to refer to the Surviving Corporation By-laws referenced in this Amendment.

6.        Form of UPREIT Agreement.    The UPREIT Agreement shall be substantially in the form attached hereto as Exhibit E, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “UPREIT Agreement” shall be deemed to refer to the UPREIT Agreement referenced in this Amendment.

7.        Form of UPREIT Certificate.    The UPREIT Certificate shall be substantially in the form attached hereto as Exhibit F, with such modifications and amendments as the parties hereto may agree. All references in the Master Agreement to the term “UPREIT Certificate” shall be deemed to refer to the UPREIT Certificate referenced in this Amendment.

8.        Form of Non-Competition Agreement.    The Non-Competition Agreement shall be substantially in the form attached hereto as Exhibit G, with such modifications and amendments as the parties thereto may agree, which agreement shall be conclusively presumed from the execution by such parties of such agreement. All references in the Master Agreement to the term “Non-Competition Agreement” shall be deemed to refer to the Non-Competition Agreement referenced in this Amendment.

9.        Additional Terms.

(i)        The Agreement.    All references in the Master Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this Amendment.

(ii)        Amendment and the Master Agreement to be Read Together.    This Amendment supplements and is hereby made a part of the Master Agreement, and the Master Agreement and this Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the Master Agreement shall remain in full force and effect.

(iii)        Counterparts.    This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

POP VENTURE, LLC, a Delaware limited liability company

By:	POP FUNDING, its managing member

	By:	JHS MANAGER, LLC, its manager

By:
Jay H. Shidler
Sole Member

ARIZONA LAND INCOME CORPORATION, an Arizona corporation

By:
	Name:	Thomas R. Hislop
	Title:	Chairman of the Board, Vice President
and Chief Financial Officer